EXHIBIT 10.7




                             OPTION TO PURCHASE AND
                             RIGHT OF FIRST REFUSAL


         THIS OPTION TO PURCHASE AND RIGHT OF FIRST REFUSAL is made and entered into as of the 2nd day of May, 2003, by and between ADRIAN RAND ROBISON and DOROTHY ROBIS and wife, referred to herein as "Lessor" and INTERNATIONAL ISOTOPES, INC., a Texas corporation, referred to herein as "Lessee".

                                    RECITALS:

         A. Lessee previously entered into a Lease Agreement (the "Prior Lease Agreement") and an Option to Purchase and Right of First Refusal (the "Prior Option to Purchase and Right of First Refusal) dated March 2: 2000, with Allen Ball, acting not individually but as Trustee of the Allen Ball and Connie Ball Living Trust created under Trust Agreement dated January 6, 1990, and any amendments thereto ("Ball").

         B. The interest of Ball in the Prior Lease Agreement and the Prior Option to Purchase and Right of First Refusal was transferred by Ball to Lessor in connection with the sale by Ball to Lessor of the following described premises and all improvements located thereon situate in the County of Bonneville, State of Idaho, to-wit (the "Leased Premises"):

                Lot 4, Block 4, St. Leon Industrial Park, Division No. 2, according to the recorded plat thereof.

         C. Lessee and Lessor are now entering into a New Lease Agreement pertaining to the Leased Premises which shall have a term which commences on August 1, 2003 (the "New lease Agreement"). In connection with the execution of the New Lease Agreement, Lessor and Lessee have agreed to execute this Option to Purchase and Right of First Refusal in substitution for the Prior Option to Purchase and Right of First Refusal.


                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the lease of the Leased Premises by Lessee, the mutual covenants set forth herein and for other good and valuable consideration, the parties agree as follows:

         1. This Option to Purchase and Right of First Refusal shall substitute for the Prior Option to Purchase and Right of First Refusal and the Prior to Option to Purchase and Right of First Refusal shall have no further force and effect. The right of first refusal and option to purchase granted to Lessee herein shall be in effect only until the expiration of the term of the New Lease Agreement. The right of first refusal and option to purchase set forth herein may not be exercised by Lessee if:



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                (a)   Lessee or a sublessee  of Lessee  authorized  by Lessor is not in possession of the Leased Premises under the New Lease Agreement.

                (b) Lessee is in default of any of the terms of the New Lease Agreement.

         2. Except as otherwise provided for herein, in the event Lessor desires to sell, transfer or convey Lessor's interest in the Leased Premises, or any portion thereof, Lessor shall have the right to sell, transfer or convey Lessor's interest in the Leased Premises, or any portion thereof, only after complying with the following requirements:

                (a) Lessor shall forward to Lessee by certified mail, return receipt requested, at 4137 Commerce Circle, Idaho Falls, Idaho 83401, or to such other address as Lessee shall have provided to Lessor in writing, written notice containing all of the terms and conditions on which Lessor desires to give, sell, transfer or convey the Leased Premises, or any portion thereof (the "Lessor's Notice of Transfer"). Said notice shall be deemed effective upon the date of its mailing.

                (b) Upon mailing of Lessor's Notice of Transfer, Lessee shall then have the option to purchase the interest of Lessor in the Leased Premises, or such portion thereof, as is referred to in Lessor's Notice of Transfer upon the same terms as set forth in such notice.

                (c) Lessee may exercise its option to purchase by mailing its written notice of exercise of option to Lessor within fifteen (15) days from the date of mailing of the notice to Lessee. Such notice of exercise of option shall be forwarded to Lessor by certified mail, return receipt requested, at Post Office Box 95, Rexburg, Idaho 83440, or to such other address as may be designated in writing to Lessee by Lessor. In the event Lessee exercises such option, then Lessee and Lessor must, within fifteen (15) days after the exercise of such option, enter into a binding written agreement for the transfer and/or the purchase of the Leased Premises upon the same terms and conditions set forth in Lessor's Notice of Transfer. Notwithstanding anything contained in the New Lease Agreement to the contrary, if Lessee exercises such option to purchase, then the term of the New Lease Agreement shall expire on the day of closing of the sales transaction.



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                (d)   In the event  that  Lessee  does not  desire  to  exercise
         Lessee's option to purchase, Lessee shall, within fifteen (15) days of the mailing of Lessor's Notice of Transfer, mail by certified mail, return receipt requested, to Post Office Box 95, Rexburg, Idaho 83440, or such other address as Lessor shall have provided to Lessee in writing, Lessee's notice to Lessor that Lessee will not exercise said option. If Lessee fails to provide such notice that Lessee will not exercise such option, and Lessee does not exercise the option as provided in paragraph 2(c), then Lessor is hereby empowered to record Lessor's affidavit to the effect that Lessee did not timely exercise said option, which affidavit shall be conclusive as against Lessee of Lessee's failure to exercise such option. If Lessee fails to exercise such option in the manner provided in paragraph 2(c) above, then Lessor shall have the right to forthwith transfer or convey the Leased Premises or any portion thereof free and clear of this right of first refusal to whomsoever Lessor desires, provided that: (i) such sale, transfer or conveyance is consummated within one hundred eighty (180) days after the expiration of the time for Lessee to accept the offer,
         (ii) such sale, transfer or conveyance is made in accordance with the terms and conditions set out in Lessor's Notice of Transfer, and (iii) the purchaser shall receive the Leased Premises subject to any remaining rights and obligations Lessor and Lessee may have under the New Lease Agreement. If Lessee fails to exercise such option in the manner provided in paragraph 2(c) above, then in such event Lessor shall have the right to forthwith transfer or convey the Leased Premises or any portion thereof free and clear of the option to purchase hereinafter set forth.

                (e) Notwithstanding anything to the contrary herein, it is specifically understood and agreed that this right of first refusal shall not apply to any transfer, either with or without consideration, or whether by will, agreement, operation of law or otherwise, by Lessor to Immediate Family. "Immediate Family" means for purposes of this paragraph, Adrian Rand Robison and Dorothy Robison, husband and wife, the lineal descendants of Adrian Rand Robison and Dorothy Robison, the spouses of any such lineal descendants and the trustees of any trusts in which the beneficiaries of such trusts are any of the foregoing mentioned parties. Any such transfer to Immediate Family shall be subject, however, to the right of first refusal granted by this Agreement, and the Immediate Family shall be bound to comply with this right of first refusal and any subsequent transfer of the Leased Premises or any portion thereof.

         4. Subject to the termination of the option granted herein under the conditions set forth in paragraph 2(d) above, Lessor grants unto Lessee the exclusive right and option, if Lessee shall not be in default of any of the terms of the New Lease Agreement, to purchase the Leased Premises and any additions and improvements thereon, together with any improvements that may have been made during the term of the New Lease Agreement, upon and subject to the following terms and conditions:

                (a) Said option shall be exercisable only prior to the expiration of the term of the New Lease Agreement.


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                (b)   To exercise  this option,  Lessee shall  deliver to Lessor written notification of the date upon which Lessor is prepared to purchase and close the transaction upon the terms provided herein; provided, however, that Lessor shall be given at least thirty (30) days notice of the date of such closing.

                (c) Within sixty (60) days after giving written notice of Lessee's intent to exercise the option to purchase, Lessee shall purchase the Leased Premises and the closing to complete such purchase shall be completed within said sixty (60) day period.

                (d) If Lessee properly exercises the option to purchase set forth herein, the Leased Premises shall be sold to Lessee by Lessor and Lessee shall purchase the Leased Premises pursuant to the following terms and provisions:

                      (i) For purposes of this subparagraph the term "CPI" shall refer to the CPI published by the Bureau of Labor Statistics of the United States Department of Labor for All Urban Consumers, U.S. City Average (All Cities) for all items with the index base being the current official base of 1982-1984 = 100. If Lessee properly exercises the option to purchase prior to the expiration of the initial five (5) year term of the New Lease Agreement, the purchase price shall be computed as follows: a fraction shall be created, the denominator of which is the CPI for March, 2003, and the numerator of which shall be the CPI on the last day of the month prior to the date of closing. This fraction then shall be multiplied by $709,587.00. The purchase price shall be the higher of: (i) $709,587.00 or
                (ii) the amount which is arrived at my multiplying $709,587.00 by the above referred to fraction.

                      (ii) If Lessee exercises the option to purchase set forth herein after the expiration of the initial five (5) year term of the New Lease Agreement, the purchase price of the Leased Premises shall be the fair market value of the Leased Premises at the time Lessee exercises the option to purchase. If Lessee and Lessor cannot agree upon the fair market value of the Leased Premises, the Leased Premises shall be appraised. If Lessee and Lessor cannot agree on an appraiser, they shall each appoint an appraiser. If the two (2) appraisers cannot agree upon the fair market value of the Leased Premises, they shall appoint a third appraiser, and the decision of a majority of the three (3) appraisers shall be binding on all parties. The cost of the appraisal shall be shared equally by the Lessor and the Lessee.

                      (iii) At closing,  Lessor  shall  execute a Grant Deed and deliver such Grant Deed to Lessee for recording which such Grant Deed shall transfer title to the Leased Premises to Lessee. The Leased Premises shall be transferred to Lessee subject to all existing easements or claims of easements, patent reservations, rights-of-way, protective covenants, zoning ordinance, and applicable building codes, laws and regulations, encroachments, overlaps, boundary line disputes and other matters which would be disclosed by an accurate survey or inspection of the Leased Premises.


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                      (iv)  Lessee is  responsible  for payment of all taxes and assessments accruing on the Leased Premises during the term of the New Lease Agreement between Lessee and Lessor. In addition, Lessee shall pay all taxes and assessments levied upon the Leased Premises from and after the date of closing before the same become delinquent.

                      (v) Lessor shall provide to Lessee at the time of closing at Lessee's cost a standard form owners title insurance policy in the amount of the purchase price insuring title to the Leased Premises in Lessee, free and clear of any lien or encumbrance, excepting any lien or encumbrance that may have attached by reason of any act, deed or omission of Lessee and excepting the usual printed exceptions contained in such policies of title insurance, and taxes and assessments for the current year.

                      (vi) The Leased Premises shall be transferred to Lessee "as is" and Lessee understands that Lessor makes no warranties in regard to the Leased Premises, express or implied, except any warranties of title that may be otherwise contained in the Grant Deed from Lessor to Lessee.

                      (vii) Notwithstanding  anything contained in the New Lease
                Agreement to the contrary, if Lessee exercises the option to purchase set forth herein, the term of the New Lease Agreement shall expire on the day of closing of the sales transaction. The closing on the sale of the transaction shall be handled by Bonneville Land & Title Company, and Lessor and Lessee shall each pay one-half (1/2) of the closing costs charged by Bonneville Land & Title Company. Lessee shall be responsible to pay any and all costs incurred in connection with any loan which may be obtained by Lessee in connection with the purchase of the Leased Premises, including, but not limited to, loan document preparation fees, tax service fees, appraisal fees and loan origination fees.

         5. This Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of the parties hereto.

         6. Should either party default in the performance of any of the covenants or agreements contained herein, such defaulting party shall pay to the other party all costs and expenses, including, but not limited to, a reasonable attorney fee, including such fees on appeal, which the offended party may incur in enforcing this Agreement or in pursuing any remedy allowed by law for breach hereof, whether such is incurred by the filing of suit or otherwise.



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         IN WITNESS  WHEREOF,  the parties have hereunto set their hands the day and year first above written.

                                            LESSOR:



                                            /S/ Adrian Rand Robison
                                            -----------------------
                                            Adrian Rand Robison




                                            LESSEE:


                                            INTERNATIONAL ISOTOPES, INC.



                                            By:   /S/ Steve T. Laflin
                                                  -------------------

                                            Its:  President & CEO
                                                  -------------------







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